Exhibit 10.31

SEVENTH AMENDMENT TO AMENDED AND RESTATED

LOAN AGREEMENT

This Seventh Amendment to Amended and Restated Loan Agreement (this “Amendment”) dated July 27, 2015, is by and among BMO Harris Bank N.A., formerly known as Harris N.A. (“Lender”), Duluth Holdings Inc., a Wisconsin corporation (“Holdings”), and Duluth Trading Company, LLC, a Wisconsin limited liability company (“Trading,” and collectively with Holdings, the “Borrowers”).

RECITALS

WHEREAS, Lender and Borrowers are parties to that certain Amended and Restated Loan Agreement dated June 13, 2011, as amended by First Amendment to Amended and Restated Loan Agreement dated June 30, 2012, Second Amendment to Amended and Restated Loan Agreement dated December 27, 2013, Third Amendment to Amended and Restated Loan Agreement dated April 15, 2014, Fourth Amendment to Amended and Restated Loan Agreement dated May 21, 2014, Fifth Amendment to Amended and Restated Loan Agreement dated March 24, 2015 and Sixth Amendment to Amended and Restated Loan Agreement dated May _____, 2015 (the “Loan Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, Lender and Borrowers hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. As used in the Loan Agreement as amended hereby, the following terms shall have the following meanings:

“Applicable Margin” means 1.25% per annum.

“Available Revolving Commitment” means (a) the Maximum Advance Amount, minus (b) the sum of the outstanding principal balance of the Revolving Note, the face amount of Letters of Credit and unreimbursed disbursements under Letters of Credit.

“Maximum Advance Amount” means Forty Million and 00/100 Dollars ($40,000,000).

“Net Worth Minimum” means (i) prior to January 29, 2017, $27,500,000, (ii) on or after January 29, 2017 and prior to January 28, 2018, $40,000,000, and (iii) on January 28, 2018 and thereafter, $50,000,000.

“Revolving Note” means the Borrowers’ Fourth Amended and Restated Revolving Note dated the date hereof in favor of Lender in the maximum principal amount of Forty Million and 00/100 Dollars ($40,000,000.00), as it may be amended, modified, supplemented or replaced from time to time.

“Termination Date” means the earlier of (a) (i) for the Revolving Note, July 31, 2018, (ii) for Term Note A, March 5, 2017, and (iii) for Term Note B, May 21, 2019, or (b) the date on which the Lender terminates the Borrowers’ rights hereunder.

2. Commitment Fee. The following is added to the Loan Agreement as Section 3.5(e):

“(e) Commitment Fee. The Borrowers shall pay to the Lender a commitment fee which shall accrue at the rate of ..20% per annum on the average daily amount of the Available Revolving Commitment. Accrued commitment fees shall be payable in arrears on the first day of each month for the prior month and on the date on which the Lender’s obligation to make Advances under Section 3.1 hereof terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. All commitment fees payable hereunder are computed using this method. This calculation method results in a higher effective rate than the numeric commitment fee rate stated in this Agreement.”

3. EBITDA. Section 9.16 of the Loan Agreement is amended to read as follows:

“9.16 EBITDA. Permit EBITDA to be less than $22,000,000 for any Computation Period.”

4. Conditions Precedent. This Amendment shall not be effective until Borrowers have delivered the following documents, executed as appropriate:

(a)	this Amendment;

(b)	the Revolving Note;

(c)	such Amendments to Mortgages and title insurance endorsements as Lender may request;

(d)	an Officer’s Certificate and Borrowing Resolutions of Holdings; and

(e)	an Officer’s Certificate and Borrowing Resolutions of Trading.

5. Effect of Amendment. Except as amended hereby or otherwise in writing signed by the party against whom it is to be enforced, the Notes and the Loan Agreement shall remain in full force and effect.

6. Fees and Expenses. Borrowers shall pay all fees and expenses incurred by Lender (including fees of counsel) in connection with the preparation, issuance, maintenance and enforcement of this Amendment.

7. Law Governing. This Amendment shall be governed by the laws of the State of Wisconsin.

8. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

9. Counterparts. This Amendment may be executed in counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

DULUTH HOLDINGS INC.

By:	/s/ Mark DeOrio
Mark DeOrio, Chief Financial Officer

DULUTH TRADING COMPANY, LLC

By:	Duluth Holdings Inc., its sole member

	By:	/s/ Mark DeOrio
Mark DeOrio, Chief Financial Officer

BMO HARRIS BANK N.A.

By:	/s/ John M. Howard
John M. Howard, Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Loan Agreement]